AMENDED SCHEDULE A TO THE
GLOBAL CUSTODIAL SERVICES AGREEMENT BETWEEN
FORUM FUNDS AND CITIBANK N.A.

SCHEDULE A

LIST OF PORTFOLIOS
As of December 12, 2014

Absolute Strategies Fund
Absolute Credit Opportunities Fund